                          SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549

                                  -----------------

                                       FORM 8-K
                                    CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) September 7, 1998
                                                ------------------

                           PEC Israel Economic Corporation
                  (Exact Name of Registrant as Specified in Charter)


           Maine                      1-8707                    13-1143528
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission                (IRS Employer
      of Incorporation)             File Number)             Identification No.)


  511 Fifth Avenue, New York, New York                             10017
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)



Registrant's telephone number, including area code (212) 687-2400
                                                   --------------


--------------------------------------------------------------------------------
            (Former Name or Former Address, if Changed Since Last Report)



                                                               Page 1 of 6 pages
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Item 5.   OTHER EVENTS.

          On September 8, 1998, IDB Development Corporation Ltd. ("IDB Development"), the owner of approximately 81.35% of the outstanding shares of common stock of PEC Israel Economic Corporation (the "Company"), delivered to the Company a letter dated September 7, 1998 addressed to the Board of Directors of the Company in which IDB Development proposed to acquire all of the outstanding shares of common stock of the Company not already owned by IDB Development for a cash price of $25.50 per share through a merger of a wholly-owned subsidiary of IDB Development into the Company. As a result of the proposed merger, the Company would become a wholly-owned subsidiary of IDB Development. IDB Development stated in the letter that it intends to exchange all of its shares of common stock of the Company with its partially-owned subsidiary, Discount Investment Corporation Ltd. ("DIC"), for newly issued shares of DIC. The merger would be subject to various conditions, including approval by the Board of Directors and shareholders of the Company.

          On September 9, 1998, the Board of Directors of the Company appointed a special committee composed of Messrs. Alan R. Batkin and Robert H. Arnow who are not affiliated with IDB Development or DIC to consider the proposal. The Board authorized the special committee to engage independent financial advisors and legal counsel to assist it in its deliberations.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

          Letter dated September 7, 1998 addressed to the Board of Directors of the Company from IDB Development.





                                                               Page 2 of 6 pages
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                                        SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PEC Israel Economic Corporation
                                   -------------------------------
                                   (Registrant)


                                   By: /s/ JAMES I. EDELSON
Date: September 9, 1998               ----------------------------
                                      James I. Edelson,
                                      Executive Vice President
















                                                              Page 3 of 6 pages
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IDB DEVELOPMENT CORPORATION LTD.                                       EXHIBIT 1
"The Tower", 3 DANIEL FRISCH ST., TEL-AVIV 64731
TELEFAX: (03) 6952069  TELEPHONE: (03) 6966766


                                                  September 7, 1998

Board of Directors of PEC Israel Economic Corporation
511 Fifth Avenue, 10th Floor
New York, New York 10017

Gentlemen:

          IDB Development Corporation Ltd. ("IDB Development") hereby proposes to acquire all of the outstanding shares of common stock of PEC Israel Economic Corporation ("PEC") not already owned by IDB Development for a cash price of $25.50 per share through a merger of a wholly-owned subsidiary of IDB Development into PEC. As a result of the proposed merger, as described above, PEC would become a wholly-owned subsidiary of IDB Development. IDB Development intends to exchange all of its shares of common stock of PEC with its partially-owned subsidiary, Discount Investment Corporation Ltd. ("DIC"), for newly issued shares of DIC. In the event IDB Development completes the transfer to DIC of all of its shares of common stock of PEC prior to the completion of the merger, IDB Development will assign to DIC all of its rights and obligations in connection with the merger, including any rights under this offer and in connection thereto. In such case, PEC would become a wholly-owned subsidiary of DIC.

          Completion of the merger would be conditioned upon (i) the approval by the Board of Directors and the shareholders of PEC, (ii) approval of the merger by the Board of Directors and shareholders of IDB Development, and (iii) satisfaction of all applicable regulatory and governmental requirements in Israel, and certain other conditions customarily contained in transactions of this type.

          Financing for the merger would be provided by loans to PEC or a merger-subsidiary company (a fully-owned subsidiary of IDB Development or DIC, as the case may be) from IDB Development, DIC or any combination thereof. Our proposal is not conditioned on financing.

          IDB Development expects that the merger would occur


                                                               Page 4 of 6 pages
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                           IDB DEVELOPMENT CORPORATION LTD.

before the end of the first quarter of 1999. Upon completion of the merger, PEC would seek to cause its shares of common stock to be delisted from trading on the New York Stock Exchange and to be deregistered under the Securities Exchange Act of 1934, as amended.

          IDB Development believes that this proposal is fair and will benefit the public shareholders of PEC. The all cash price of $25.50 per share to be paid in the merger represents an 11.8% premium over the closing price on September 4, 1998 of $22.8125 per share and exceeds the highest price at which the common shares of PEC have traded on the New York Stock Exchange for the two and one half year period prior to the date of this letter.

          PEC and DIC, both subsidiaries of IDBD, hold similar, though not identical, portfolios of equity interests in various public and private companies, predominantly companies located in Israel or related to Israel. PEC was established in 1926, in order to enable U.S. investors to invest in Israel. Today, Israeli companies have ready-access to the U.S. capital markets. The existing corporate structure, under which similar equity portfolios are held by two separate public companies (PEC and DIC) which are subject to different laws (U.S. and Israel) and have fiduciary duties to different shareholders, results in a complex corporate organization.

          After the merger and transfer of common stock of PEC from IDB Development to DIC, if it occurs, PEC would realize savings and advantages, including (i) streamlined management and avoidance of duplication of efforts in participating in the management of corporations in which both PEC and DIC have ownership interests, (ii) removal of restrictions on PEC's business resulting from the Order PEC received from the United States Securities and Exchange Commission that determined that PEC is not an investment company within the meaning of the Investment Company Act of 1940, as amended, and (iii) substantial savings of time, expense and energy resulting from the elimination of proxy statements, annual and quarterly reports and compliance with United States securities laws for public companies.

          IDB Development desires to proceed on an expedited basis and urges the Board of Directors of PEC to act as quickly as possible in considering the proposal. IDB Development


                                                               Page 5 of 6 pages
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                           IDB DEVELOPMENT CORPORATION LTD.


anticipates that the Board would consider appointment of a special committee composed of directors who are not affiliated with IDB Development or DIC to consider the proposal and that such committee would be authorized to engage independent financial advisors and legal counsel to assist it in its deliberations. IDB Development has engaged BT Wolfensohn as its financial advisor and invites the special committee's representatives to contact its advisors to discuss this proposal at the special committee's earliest convenience.

          Please be advised that IDB Development has no intention of selling its holdings of PEC stock, otherwise than in connection with the possible transaction with DIC referred to above.

          IDB Development has been advised that it must promptly file an amendment to the Statement on Schedule 13D with respect to PEC, which will disclose the substance of this letter. Accordingly, PEC should consider making its own public announcement relating to this matter.

          IDB Development reserves the right to amend or withdraw this proposal at its sole discretion at any time.

                              Sincerely yours,

                              IDB Development Corporation Ltd.


                              By:     /s/ ELIAHU COHEN
                                 --------------------------------
                                 Name:    Eliahu Cohen
                                 Title:   Joint Managing Director


                              By:     /s/ DALIA LEV
                                 --------------------------------
                                 Name:    Dalia Lev
                                 Title:   Joint Managing Director










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